Exhibit 99.1

Citizens Holding Company Announces Quarterly Dividend

PHILADELPHIA, Miss.--(BUSINESS WIRE)—November 30, 2023--Citizens Holding Company (the “Company”) (NASDAQ:CIZN) today announced that its Board of Directors has declared a quarterly dividend of $0.16 per share on its common stock. The dividend is payable on December 29, 2023, to shareholders of record as of December 15, 2023.

“We are pleased to announce our quarterly dividend, which reflects our continued commitment to returning value to our shareholders,” said Stacy Brantley, CEO of the Company. “While certain headwinds to earnings persist, we remain focused on outstanding customer service in our effort to grow core business. We are squarely focused on repositioning our balance sheet in order to improve profitability and to manage interest rate risk through this uncertain environment.”

At a dividend of $0.16 per share, the Company’s dividend yield is approximately 6%. This reflects the Company’s strong capital position and our commitment to returning value to shareholders.

About Citizens Holding Company

Citizens Holding Company is a one-bank holding company and the parent company of The Citizens Bank of Philadelphia, both headquartered in Philadelphia, Mississippi. The Bank currently has banking locations in fourteen counties throughout the state of Mississippi. In addition to full service commercial banking, the Company offers mortgage loans, title insurance services through third party partnerships and a full range of Internet banking services including online banking, bill pay and cash management services for businesses. Internet services are available at the Bank web site, www.thecitizensbankphila.com . Citizens Holding Company stock is listed on the NASDAQ Global Market and is traded under the symbol CIZN. The Company's transfer agent is American Stock Transfer & Trust Company. Investor relations information may be obtained at the corporate website, https://www.thecitizensbankphila.com/investor-relations .

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding the Company’s business strategies, plans, objectives and expectations for future operations, are forward-looking statements. The Company can give no assurances that the assumptions upon which such forward-looking statements are based will prove to have been correct. Forward-looking statements speak only as of the date they are made. The Company does not undertake a duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions. The risks and uncertainties that may affect the operation, performance, development and results of the Company’s and the Bank’s business include, but are not limited to, the following: (a) the risk of adverse changes in business conditions in the banking industry generally and in the specific markets in which the Company operates; (b) our ability to mitigate our risk exposures; (c) changes in the legislative and regulatory environment that negatively impact the Company and Bank through increased operating expenses; (d) increased competition from other financial institutions; (e) the impact of technological advances; (f) expectations about the movement of interest rates, including actions that may be taken by the Federal Reserve Board in response to changing economic conditions; (g) changes in asset quality and loan demand; (h) expectations about overall economic strength and the performance of the economics in the Company’s market area; and (i) other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks materialize or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Contact:

Citizens Holding Company, Philadelphia

Phillip R. Branch, 601/656-4692

Phillip.branch@thecitizensbank.bank